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                                                                       Exhibit 5





                               PERKINS LAW OFFICE
                              1426 Inglenook Drive
                            Jefferson City, MO 65109
                                  573-635-0631
                               Fax: 573-635-6835

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Mid-American Alliance
Page 2
October 31, 2000

                                October 31, 2000


Harold Woodward
Mid-American Alliance Corporation
813 W. Stadium Boulevard
Suite A
Jefferson City, MO 65109

Dear Mr. Woodward:

         We have acted as counsel for Mid-American Alliance Corporation, a Missouri corporation ("Company"), in connection with the offering of securities in a private placement, a Reg D offering, an intrastate registration of a $16,000,000 unit offering, and in connection with a public registration of $10,000,000 t be filed with the Securities and Exchange Commission and the states of Missouri, Illinois, and Arkansas.

         In connection with this matter, we have examined the originals or copies of certified or otherwise identified to our satisfaction of the following:

         (A)      Articles of Incorporation of the Company, as amended to date;

         (B)      Bylaws of the Company, as amended to date;

         (C) Certificate from the State of Missouri, Corporation Commission Secretary of State, dated as of a recent date, stating that the Company is duly incorporated and in good standing in the State of Missouri.

         (D) Resolutions of the Board of Directors of the Company authorizing the issuance and sale of the shares and various other matters relating to the issuance and sale of the shares.

         In addition to the foregoing, we have also relied as to matters of fact upon the representations made by the Company to the undersigned. Based upon and in reliance upon the foregoing, and after examination of such corporate and other records, certificates and other documents and such matters of law as we have deemed applicable or relevant to this opinion, it is our opinion that:

         1. The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Missouri and has full corporate power and authority to own properties and conduct its business;

         2. The authorized capital stock of the Company consists of 15,000,000 shares of common stock, $.10 par value, and 640,000 shares of preferred stock, $5.00 par value, of which 5,954,000 shares of common stock are issued and outstanding.

         3. The issued stock, including any held in the treasury of the Company as of October 31, 2000, is duly and validly issued, fully paid and non-assessable, and the shareholders are subject to no liability as shareholders of the Company.
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Mid-American Alliance
Page 3
October 31, 2000



         4. All of the authorized and issued shares of stock of the Company as of October 31, 2000 are exempt from registration under Federal Securities law and 1,598,000 shares were sold pursuant to an intrastate registration in Missouri.

         5. No shares of stock have been reserved in any manner as of October 31, 2000. The Board has authorized the sale of 1,333,334 shares of common stock of Mid American Alliance Corporation. It has authorized the filing of a registration statement with the Securities and Exchange Commission and the Missouri, Arkansas, and Illinois Securities Divisions seeking registration of the securities under the appropriate laws in each state.

         6. The securities when sold pursuant to this registration will be legally issued, fully paid, and nonassessable. The Company has authorized sufficient shares of common stock to make the offering of these shares.

         By this letter we consent to the use of this letter and our name in the in registration statement to be filed with the Securities and Exchange Commission under SB-2 seeking registration of $10,000,000 in common stock.

         If you have any questions, please feel free to contact me.




                                           Sincerely,



                                           John R. Perkins